Exhibit 10.1

FIRST AMENDMENT
FIRST AMENDMENT dated as of August 5, 2016 (this “Agreement”) to the Second Amended and Restated Credit Agreement dated as of June 5, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among On Assignment, Inc., a Delaware corporation (the “Borrower”), each of the Tranche B-1 Term Lenders (as defined below), each other Lender party hereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Statement of Purpose

WHEREAS the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement, pursuant to which the Lenders have extended certain credit facilities to the Borrower, including, without limitation, the Initial Term B Loans referred to below.

WHEREAS on the date hereof (but prior to giving effect to this Agreement), there are outstanding Initial Term B Loans under the Credit Agreement in an aggregate principal amount of $684,000,000.
WHEREAS the Borrower intends to incur a new class of term loans (the “Tranche B-1 Term Loans”) and to concurrently (i) exchange a portion of such Tranche B-1 Term Loans in replacement of Initial Term B Loans pursuant to a cashless settlement as described herein and (ii) to the extent any Initial Term B Loans are not so exchanged, to fund Tranche B-1 Term Loans, the proceeds of which will be used solely to refinance the Initial Term B Loans outstanding as of the Effective Date (as defined below) after giving effect to such cashless settlement.
WHEREAS the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein, including, without limitation, to enable the Borrower to exchange Tranche B-1 Term Loans in replacement of Initial Term B Loans and to refinance the Initial Term B Loans that are not so exchanged with proceeds of the Tranche B-1 Term Loans on the Effective Date.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Capitalized Terms. All capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.
2.    Tranche B-1 Term Loans.
(a)The Administrative Agent has made entries in the Register which set forth the allocated commitments (the “Tranche B-1 Term Commitments”) received by it with respect to the Tranche B-1 Term Loans from various financial institutions. The Administrative Agent has notified each Tranche B-1 Term Lender (as defined below) of its allocated Tranche B-1 Term Commitment. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof and to the provisions of Sections 2(c) and 12 hereof, each Person identified in the Register as having a Tranche B-1 Term Commitment as of the Effective Date (each, a “Tranche B-1 Term Lender”) agrees, severally and not jointly, to make, on the Effective Date, a Tranche B-1 Term Loan to the Borrower in an aggregate principal amount equal to its Tranche B-1 Term Commitment. Each Tranche B-1 Term Loan shall unless otherwise elected by the applicable Existing Lender (as defined below), be made pursuant to a cashless settlement option of such Existing Lender’s Initial Term B Loans as described herein and, if otherwise elected (or to the extent that the Tranche B-1 Term Commitment of such Existing Lender exceeds the Initial Term B Loans of such Existing Lender), pursuant to a payment in cash to the Administrative Agent, on behalf of the Borrower, to repay the outstanding Initial Term B Loans that are not subject to such cashless settlement. The Tranche B-1 Term Commitment of each Tranche B-1 Term Lender shall automatically terminate upon the making of the Tranche B-1 Term Loans on the Effective Date. The proceeds of the Tranche B-1 Term Loans shall be used by the Borrower on the Effective Date solely to repay (or replace via cashless settlement) the principal amount of the Initial Term B Loans outstanding as of the Effective Date, together with all accrued but unpaid interest thereon and fees with respect thereto and all fees and expenses of the Borrower in connection with this Agreement, the Tranche B-1 Term Commitments and the Tranche B-1 Term Loans. The transactions contemplated by this Section 2(a) are collectively referred to as the “Amendment Refinancing Transactions”.

(b)Immediately upon the consummation of the Amendment Refinancing Transactions, each reference to the term “Initial Term B Loan” in the Credit Agreement and the other Loan Documents shall be deemed to refer to the Tranche B-1 Term Loan. Except as expressly provided in this Agreement, the Tranche B-1 Term Loans shall be on terms identical to the Initial Term B Loans (including as to maturity, amortization, Guarantors, Collateral (and ranking) and payment priority).

(c)Notwithstanding anything herein to the contrary, in connection with any cashless settlement (i) each Lender holding Initial Term B Loans immediately prior to the Effective Date (each such Lender, an “Existing Lender”) shall, in lieu of its requirement to fund a Tranche B-1 Term Loan in accordance with Section 2(a) hereof, be deemed to have made to the Borrower a Tranche B-1 Term Loan on the Effective Date in an amount equal to the lesser of (A) the aggregate principal amount of the Initial Term B Loans held by such Existing Lender immediately prior to the Effective Date (such Existing Lender’s “Existing Term B Loan Amount”) and (B) such Existing Lender’s Tranche B-1 Term Commitment; provided that if such Existing Lender’s Tranche B-1 Term Commitment exceeds such Existing Lender’s Existing Term B Loan Amount, then such Existing Lender shall be required to fund a Tranche B-1 Term Loan on the Effective Date in accordance with Section 2(a) hereof in an aggregate principal amount equal to such excess, and (ii) the Borrower shall, in lieu of its obligation to prepay Initial Term B Loans of any Existing Lender in accordance with Section 2(a) hereof, be deemed to have prepaid, on the Effective Date, an amount of the Initial Term B Loans of each Existing Lender in an aggregate principal amount equal to the lesser of (A) such Existing Lender’s Initial Term B Loans and (B) such Existing Lender’s Tranche B-1 Term Commitment; provided that (1) if such Existing Lender’s Initial Term B Loans exceed such Existing Lender’s Tranche B-1 Commitment, then the Borrower shall be required to prepay in full, on the Effective Date in accordance with Section 2(a) hereof, the outstanding principal amount of the Initial Term B Loans of such Existing Lender not deemed to be prepaid pursuant to this clause (ii) and (2) notwithstanding the operation of this clause (ii), the Borrower shall be required to pay to such Existing Lender, on the Effective Date, all accrued but unpaid interest and fees on the outstanding principal amount of the Initial Term B Loans of such Existing Lender immediately prior to the Effective Date.

(d)Notwithstanding anything herein to the contrary, each Existing Lender that does not have a Tranche B-1 Term Commitment shall be repaid in full in cash with respect to its Initial Term B Loans and, by execution of an Authorization as described below, each Tranche B-1 Term Loan Lender hereby consents to the repayments described in this Section 2.

(e)Each Existing Lender party hereto hereby waives any requirement to pay any amounts due and owing to it pursuant to Section 3.05 of the Credit Agreement as a result of the Amendment Refinancing Transactions.

(f)Promptly following the Effective Date, all Term B Notes evidencing the Initial Term B Loans shall be cancelled and returned to the Borrower, and any Tranche B-1 Term Lender may request that its Tranche B-1 Term Loans be evidenced by a Note pursuant to Section 2.11(a) of the Credit Agreement.

3.    Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)	Section 1.01 of the Credit Agreement is amended by:

(i)adding the following new defined term in appropriate alphabetical order:

(A)
““Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).”;

(B)	““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”’;

(C)
““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”;

(D)
““EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”;

(E)	““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”;

(F)
““EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.”;

(G)	““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time. ”;

(H)	““First Amendment Effective Date” means August 5, 2016.”; and

(I)
““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”.

(ii)replacing the definition of “Anti-Corruption Laws” with:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.”.

(iii)replacing the reference to “or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity” in clause (d) of the definition of “Defaulting Lender” with “(ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action”;

(iv)amending and restating clause (a) of the definition of “Applicable Rate” as follows:

“(a) with respect to the Term B Facility, 2.75% per annum for Eurodollar Rate Loans and 1.75% per annum for Base Rate Loans; and”.
(v)replacing the definition of “Sanctioned Country” with:

““Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, as of the First Amendment Effective Date, Cuba, Iran, North Korea, Sudan, Syria and Crimea).”.

(vi)replacing the definition of “Sanctioned Person” with:

““Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United

Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s).”.

(vii)replacing the definition of “Sanctions” with:

““Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over any Lender, the Borrower or any of its Subsidiaries or Affiliates.”.

(b)Section 2.03(a)(iii)(A) of the Credit Agreement is amended by adding the clause “or the beneficiary of such Letter of Credit is a Sanctioned Person” to the end of such Section.

(c)Section 2.05(c) of the Credit Agreement is amended by replacing the reference to “Closing Date” with “First Amendment Effective Date”.

(d)Section 5.01 of the Credit Agreement is amended by adding the sentence “No Loan Party nor any Subsidiary thereof is an EEA Financial Institution.” to the end of such Section.

(e)Section 5.22 of the Credit Agreement is amended by amending and restating such Section as follows:

“Section 5.22    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(a)
None of (i) the Borrower or any Subsidiary, or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Facilities, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, or (D) derives revenues from investments in, or transactions with, Sanctioned Persons.

(b)
The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Controlled Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(c)
Each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, each director, officer, employee, agent and Controlled Affiliate of the Borrower and each such Subsidiary, is in compliance with all Anti-

Corruption Laws and Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(d)	No proceeds of any Credit Extension have been used, by the Borrower or any of its Subsidiaries in violation of Section 6.11.”.

(f)Section 6.03 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (d); (ii) replacing the period at the end of clause (e) with “; and”; and (iii) adding a new clause (f) as follows:

“(f)    of (i) the receipt of notice from a Governmental Authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws or (ii) any voluntary disclosure from any Loan Party or any of its Subsidiaries to any Governmental Authority, in each case of clauses (i) and (ii) of this subsection, regarding a possible violation of Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, together with any related copies thereof.”.

(g)Section 6.11 of the Credit Agreement is amended by adding the clause “or, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto” to the end of the proviso in such Section.

(h)Section 10.19 of the Credit Agreement is amended by adding the phrase “and any other Anti-Money Laundering Laws” immediately before the comma in the fourth line thereto and immediately before the periods at the end of the first and second sentences thereof.

(i)Article 10 of the Credit Agreement is amended by adding the following new Section 10.24 thereto:

“Section 10.24    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)     the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”.

(j)Section 10.06 of the Credit Agreement is amended by adding the following new subsection (h) to such Section as follows:

“(h)    Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.”.

4.    Conditions to Effectiveness. Upon the satisfaction or waiver of each of the following conditions, this Agreement shall be deemed to be effective (the date of such satisfaction, the “Effective Date”):

(a)    the Administrative Agent shall have received counterparts of this Agreement executed by the Administrative Agent and the Borrower;

(b)    the Administrative Agent shall have received an executed written authorization directing the Administrative Agent to execute this Agreement on its behalf (each, an “Authorization”) from each of the Required Lenders and all of the Tranche B-1 Term Lenders;

(c)    the Administrative Agent shall have received counterparts of the Acknowledgment and Reaffirmation attached hereto executed by each Subsidiary Guarantor; and

(d)     each of the Administrative Agent and Wells Fargo Securities, LLC (“WFS”) shall have been paid or reimbursed for all fees and reasonable and documented out-of-pocket costs and expenses incurred by it or its Affiliates in connection with this Agreement, including, without limitation, (i) those set forth in the letter agreement dated as of June 15, 2016 between WFS and the Borrower (as modified by that certain letter agreement dated as of July 27, 2016) and (ii) the reasonable and documented fees, disbursements and other charges of one counsel for the Administrative Agent and its Affiliates, in each case, to the extent invoiced at least one (1) Business Day prior to the Effective Date.

Without limiting the generality of the provisions of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has executed an Authorization shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
5.    Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Agreement shall not be deemed (a) to be a waiver of, consent to, or a modification or amendment of any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any other Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

6.    Representations and Warranties. The Borrower represents and warrants that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, (c) this Agreement has been duly executed and delivered on behalf of the Borrower, (d) this Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (e) each of the representations and warranties made by it in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case on and as of the Effective Date as if made on and as of the Effective Date, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) as of such earlier date and (f) no Default has occurred and is continuing as of the Effective Date or after giving effect hereto.

7.    Reaffirmation. By its execution hereof, Borrower hereby expressly (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

8.    Execution in Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart hereof.

9.    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
10.    Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

11.    Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.
12.    Cashless Settlement.     Each of the Existing Lenders executing and delivering an Authorization that does not decline a cashless settlement (each, a “Cashless Authorization”) is a Lender of record holding as of the date of its Cashless Authorization the principal amount set forth in the Register of Initial Term B Loans outstanding (which excludes accrued interest and other non-principal amounts owing, if any) under the Credit Agreement (with respect to such Existing Lender, such principal amount, the “Existing Principal” and such Loans, the “Existing Loans”) and has not declined a cashless settlement in its Cashless Authorization.

Pursuant to this Agreement, the Tranche B-1 Term Lenders will make new Tranche B-1 Term Loans under the Credit Agreement to the Borrower for the purpose of prepaying in full the Existing Loans. The Borrower hereby offers to each Existing Lender to exchange the Allocated Amount (as defined below) of the Existing Loans held by such Existing Lender on the Effective Date for Tranche B-1 Term Loans in an aggregate principal amount equal to the Allocated Amount so exchanged, which shall be evidenced and governed by the Credit Agreement and the related Loan Documents as defined therein (such Allocated Amount so exchanged, the “Allocated Loans”), and each Existing Lender providing a Cashless Authorization hereby agrees to accept such offer of exchange.

For purposes of this Agreement, the term “Allocated Amount” shall mean, with respect to any Existing Lender, an aggregate principal amount, not to exceed the amount of the Existing Principal of such Existing Lender outstanding on the Effective Date immediately prior to giving effect to this Agreement, determined by the Administrative Agent in consultation with the Borrower and notified to the Borrower and each Existing Lender.

Upon satisfaction of the conditions precedent set forth in Section 4 of this Agreement (including, without limitation, the Borrower paying to the Administrative Agent, for the account of each Existing Lender, all interest and other non-principal amounts then due and owing by the Borrower to such Existing Lender in respect of such Existing Lender’s Existing Loans on the Effective Date) and the funding of the Tranche B-1 Term Loans on the Effective Date, and notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower’s obligations in respect of the Existing Loans of each Existing Lender in the amount equal to such Existing Lender’s Allocated Amount shall be deemed to have been satisfied; provided that if the Allocated Amount with respect to any Existing Lender is less than the Existing Loans of such Lender, then the difference shall be repaid to the extent set forth in and in accordance with the terms of this Agreement. Upon the Administrative Agent marking the Register as contemplated below, each Existing Lender shall become a “Lender” pursuant to, and for all purposes under, the Credit Agreement with respect to the Allocated Loans. The Administrative Agent’s determination and entry and completion of the Register shall be conclusive, in each case, absent clearly demonstrable error. For the avoidance of doubt, it is acknowledged and agreed between the Borrower and each Existing Lender that (i) the Allocated Loans shall be initially made by the Tranche B-1 Term Lenders on the Effective Date, (ii) the Tranche B-1 Term Lenders shall not be required to pay any amount with respect to the Allocated Loans made by any of them, and the Administrative Agent shall not be required to pay any amount with respect to any of the Allocated Loans, but such Allocated Loans shall be transferred to such Existing Lender by marking the Register as contemplated below, and (iii) notwithstanding anything to the contrary contained in the Credit Agreement, each Existing Lender providing a Cashless Authorization has agreed to accept, as satisfaction in full of its right to receive payment of the Existing Principal under the Credit Agreement in the amount equal to such Existing Lender’s Allocated Amount, the right to receive for no additional consideration Allocated Loans in accordance herewith. Notwithstanding anything to the contrary, each Existing Lender agrees to waive its right to compensation for any amounts owing under Section 3.05 of the Credit Agreement.

By executing and delivering a Cashless Authorization, each Existing Lender (a) represents and warrants to WFS, the Administrative Agent and the other Lenders that (i)(A) it has full power and authority, and has taken all action necessary, to execute and deliver its Cashless Authorization and to consummate the transactions contemplated hereby and thereby and to become a Lender under the Credit Agreement in respect of the Allocated Loans, and (B) neither its execution and delivery of the Cashless Authorization nor the consummation of the transactions contemplated hereby or thereby conflict with such Existing Lender’s organizational documents or material contracts or with any applicable law, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Allocated Loans, shall have the obligations of a Lender thereunder and (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into its Cashless Authorization and this Agreement and to accept the Allocated Loans, on the basis of which it has made such analysis and decision independently and without reliance on WFS, the Administrative Agent, or any other Lender; and (b) agrees that (i) it will, independently and without reliance on WFS, the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender thereunder, and (iii) it hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Credit Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Credit Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto, including, without limitation, pursuant to Article IX of the Credit Agreement.

In order to evidence the exchange contemplated above, the Administrative Agent has notified the Borrower that, upon the occurrence of the Effective Date (and the payment of all interest and other non-principal amounts then due and owing by the Borrower to such Existing Lender in respect of such Existing Lender’s Existing Loans on the Effective Date), it will mark the Register to reflect (a) the Existing Loans of each Existing Lender in the amount equal to such Existing Lender’s Allocated Amount as no longer outstanding and (b) that each Existing Lender is a Lender under the Credit Agreement upon the occurrence of the Effective Date in respect of its Allocated Loans. None of the Administrative Agent, WFS, any other agent, or any of their respective affiliates (each of the foregoing, an “Agent-Related Person”), shall be liable to any Existing Lender, any other Lender, the Borrower or any of their respective affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of any Agent-Related Person, or their counsel or other representatives, taking any action in accordance with the Cashless Authorization or this Agreement or executing a Cashless Authorization or this Agreement.

13.    Agreement Regarding Tranche B-1 Term Lenders. Each of the parties hereto (including, by its execution of an Authorization each Tranche B-1 Term Lender) agrees that effective as of the Effective Date any Person executing such Authorization (a) shall be an “Term B Lender” and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, (b) shall perform all of the obligations that are required to be performed by it as such under the Loan Documents and (c) shall be entitled to the benefits, rights and remedies as such set forth in the Loan Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:    ON ASSIGNMENT, INC., as Borrower

By:
Name: James L. Brill
Title: Treasurer

On Assignment, Inc.
First Amendment
Signature Page

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:
Name:
Title:

On Assignment, Inc.
First Amendment
Signature Page

ACKNOWLEDGMENT AND REAFFIRMATION

August 5, 2016

By its execution hereof, each Subsidiary Guarantor hereby expressly (a) represents and warrants that (i) it has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform this Acknowledgment and Reaffirmation, (ii) it has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Acknowledgment and Reaffirmation, (iii) this Acknowledgment and Reaffirmation has been duly executed and delivered on behalf of such Person, and (iv) this Acknowledgment and Reaffirmation constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (b) consents to the First Amendment dated as of the date hereof, by and among On Assignment, Inc., a Delaware corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent for the lenders (the “Agreement”; all capitalized undefined terms used herein shall have the meanings assigned in the Agreement and if not defined in the Agreement, shall have the meanings assigned thereto in the Credit Agreement) and (c) acknowledges that the covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect. In furtherance of the foregoing, each Subsidiary Guarantor (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that the Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

[Signature Page Follows]

SUBSIDIARY GUARANTORS:    LAB SUPPORT, LLC
APEX SYSTEMS, LLC
CREATIVE CIRCLE, LLC

By:    On Assignment, Inc., as sole member

By: ___________________________________
Name: James L. Brill
Title: Treasurer

CYBERCODERS, INC.

By: ___________________________________
Name: Rose Cunningham
Title:     Treasurer

ON ASSIGNMENT STAFFING SERVICES, LLC
OXFORD GLOBAL RESOURCES, LLC

By: ___________________________________
Name: James L. Brill
Title:     Treasurer

CYBERCODERS STAFFING SERVICES, LLC

By:    CyberCoders, Inc., as sole member

By: ___________________________________
Name: Rose Cunningham
Title: Treasurer

HIM STAFFING SERVICES, LLC

By:    Oxford Global Resources, LLC, as sole member

By:    On Assignment, Inc., as sole member

By: ___________________________________
Name: James L. Brill
Title: Treasurer

On Assignment, Inc.
First Amendment
Acknowledgment and Reaffirmation
Signature Page